UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 29, 2017

Zafgen, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36510	20-3857670
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Portland Street, 4th Floor Boston, Massachusetts	02114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 622-4003

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Loan and Security Agreement.

On December 29, 2017, Zafgen, Inc. (the “Company”), as borrower, and Silicon Valley Bank (the “Bank”), as lender, entered into a Loan and Security Agreement (the “Loan Agreement”) providing for a term loan (the “Term Loan”) with a principal amount of $20,000,000.

The maturity date for the Term Loan is December 1, 2021 (the “Maturity Date”). The interest rate for the Term Loan is a floating per annum rate equal to 1.25% above the Wall Street Journal Prime Rate. The Loan Agreement requires the Company to make monthly interest-only payments through March 29, 2019. Thereafter, the Term Loan shall be repaid in thirty-three (33) equal monthly installments of principal plus accrued interest.

The Company’s final payment on the Term Loan, due on the Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan, plus a final payment (the “Final Payment”) equal to the original aggregate principal amount of the Term Loan multiplied by 8%. Once repaid, amounts borrowed under the Term Loan may not be reborrowed. The Company may prepay the Term Loan, subject to paying the Prepayment Fee (described hereafter) and the Final Payment. The “Prepayment Fee” is equal to 2% of the principal amount of the Term Loan prepaid if the prepayment occurs on or prior to the one (1) year anniversary of the effective date for the Term Loan, 1% of the principal amount of the Term Loan prepaid if the prepayment occurs after such one (1) year anniversary through and including the two (2) year anniversary of the effective date for the Term Loan, and 0.5% of the principal amount of the Term Loan prepaid if the prepayment occurs after the two (2) year but prior to the three (3) year anniversary of the effective date for the Term Loan, and 0% thereafter.

The Loan Agreement requires the Company to pay an aggregate non-refundable commitment fee of $50,000 and reimburse certain Bank expenses.

The Loan Agreement also requires the Company to make and maintain certain financial covenants, representations and warranties and other agreements that are customary in loan agreements of this type. The Loan Agreement also contains customary events of default, including non-payment of principal or interest, violations of covenants, bankruptcy and material judgments. The Company’s obligations to the Bank are secured by substantially all of the Company’s assets, excluding intellectual property.

The Company intends to use any proceeds from the Term Loan for general corporate purposes.

The foregoing description of the Term Loan is only a summary and is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On January 5, 2018, the Company issued a press release announcing the Term Loan and its clinical progress and 2018 outlook. A copy of this press release is filed herewith as Exhibit 99.1.

The information in the press release attached as Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Loan and Security Agreement dated December 29, 2017 between Zafgen, Inc., as borrower, and Silicon Valley Bank, as lender.

99.1	Press release dated January 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2018	ZAFGEN, INC.

	By:	/s/ Patricia L. Allen
Patricia L. Allen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan and Security Agreement dated December 29, 2017 between Zafgen, Inc., as borrower, and Silicon Valley Bank, as lender.

99.1	Press release dated January 5, 2018